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Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of business	Country of incorporation	Interest %
Sasol Mining (Pty) Limited	Coal mining activities	South Africa	100
Sasol Synfuels (Pty) Limited	Production of liquid fuels, gases and chemical products and refining of tar acids	South Africa	100
Sasol Technology (Pty) Limited	Engineering services, research and development and technology transfer	South Africa	100
Sasol Financing (Pty) Limited	Management of cash resources, investment and procurement of loans	South Africa	100
Sasol Investment Company (Pty) Limited	Holding company of the group's foreign investments	South Africa	100
Sasol Chemical Industries Limited	Production and marketing of mining explosives, gases, petrochemicals, fertilizers and waxes.	South Africa	100
Sasol Gas Holdings (Pty) Limited	Holding company for the group's gas interests	South Africa	100
Sasol Oil (Pty) Limited	Marketing of fuels and lubricants	South Africa	75	(1)
Republic of Mozambique Pipeline Investment Company (Pty) Limited	Owning and operating the natural gas transmission pipeline between Temane in Mozambique and Secunda in South Africa for the transportation of natural gas produced in Mozambique to markets in Mozambique and South Africa	South Africa	50
Sasol Chemical Holdings International (Pty) Limited	Investment in the Sasol Chemie group	South Africa	100
Sasol Chemicals Europe Limited	Marketing and distribution of chemical products	United Kingdom	100
Sasol Chemicals Pacific Limited	Marketing and distribution of chemical products	Hong Kong	100
Sasol Financing International plc	Management of cash resources, investment and procurement of loans	Isle of Man	100
Sasol Gas Limited	Marketing, distribution and transportation of pipeline gas and the maintenance of pipelines used to transport gas	South Africa	100
Sasol Oil International Limited	Buying and selling of crude oil	Isle of Man	75	(1)
Sasol Petroleum International (Pty) Limited	Exploration, production, marketing and distribution of petroleum and natural gas	South Africa	100
Sasol Polymers International Investments (Pty) Limited	Holding company for Sasol Polymers' foreign investments	South Africa	100

Sasol Synfuels International (Pty) Limited	Develop and implement international GTL and CTL ventures	South Africa	100
Sasol Wax International Aktiengesellschaft	Holding company for Sasol Wax operations	Germany	100
Sasol Wax GmbH	Production, marketing and distribution of waxes and wax related products	Germany	100
Tosas Holdings (Pty) Limited	Investment holding company	South Africa	75	(2)
National Petroleum Refiners of South Africa (Pty) Limited	Refining crude oil	South Africa	47.73	(2)
Sasol Chemie GmbH and Co. KG	Investment in the Sasol Germany GmbH, Sasol Solvents Germany GmbH and Sasol Olefins and Surfactants GmbH	Germany	100
Sasol Germany GmbH	Production, marketing and distribution of olefin and surfactant products	Germany	100
Sasol Solvents Germany GmbH	Production and marketing of solvents	Germany	100
Sasol Italy SpA	Manufacturing, trading and transportation of oil products, petrochemicals and chemical products and derivatives	Italy	99.9
Sasol North America Inc.	Manufacturing of commodity and speciality chemicals	United States	100

(1)
25% interest in Sasol Oil (Pty) Limited was sold to Tshwarisano LFB Investment (Pty) Limited effective 1 July 2006.

(2)
This represents our effective holding through our 75% interest in Sasol Oil (Pty) Limited.

INCORPORATED JOINTLY CONTROLLED ENTITIES

Name	Nature of business	Country of incorporation	Interest %
Sasol Dia Acrylates (South Africa) (Pty) Limited	Production of acrylic acid and acrylates	South Africa	75
Sasol Dia Acrylates (Pty) Limited	Marketing of acrylic acid and acrylates	South Africa	50
Arya Sasol Polymer Company	Production of polyethylene	Iran	50
Merisol LP	Production, marketing and distribution of phenolics	United States	50
Sasol Chevron Holdings Limited	Holding company of the group's joint venture interests with Chevron corporation	Bermuda	50
Sasol-Huntsman GmbH & Co KG	Production and marketing of maleic anhydride	Germany	50
Namibia Liquid Fuel (Pty) Limited	Marketing and distribution of petroleum products	Namibia	36.8	(1)
Oryx GTL Limited (QSC)	Manufacturing and marketing of synthetic fuels from gas	Qatar	49
Spring Lights Gas (Pty) Limited	Marketing of pipeline gas in the Durban South area	South Africa	49
Petlin (Malaysia) Sdn. Bhd	Manufacturing and marketing of low-density polyethylene pellets	Malaysia	40

(1)
This represents our effective holding through our 75% interest in Sasol Oil (Pty) Limited.

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  Exhibit 8.1
LIST OF SUBSIDIARIES
INCORPORATED JOINTLY CONTROLLED ENTITIES